UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2021

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTBA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2021, Douglas R. Gulling notified West Bancorporation, Inc. (the “Company”) of his intent to retire as Executive Vice President, Treasurer and Chief Financial Officer of the Company, effective as of December 31, 2021. In addition, Mr. Gulling will retire as Chief Financial Officer of the Company’s subsidiary, West Bank, effective as of September 30, 2021. In connection with Mr. Gulling’s retirement, on May 27, 2021, the Company announced that Jane M. Funk, 52, who currently serves as Senior Vice President, Controller and Chief Accounting Officer of the Company, will assume the roles of Executive Vice President, Treasurer and Chief Financial Officer of the Company, effective as of January 1, 2022. Ms. Funk currently serves as principal accounting officer of the Company and will also assume the role of principal financial officer on January 1, 2022. In addition, Ms. Funk will assume the role of Chief Financial Officer of West Bank, effective as of October 1, 2021.

Ms. Funk has been employed by the Company since 2014, serving as Chief Accounting Officer since January 2019, Controller and Senior Vice President since April 2018, and Assistant Controller and Vice President prior to that. Prior to joining the Company, Ms. Funk served as a chief financial officer and controller in the banking industry for four years and prior to that as a director for RSM US LLP.

There are no arrangements or understandings between Ms. Funk and any other persons pursuant to which Ms. Funk was selected as Chief Financial Officer. Ms. Funk has no family relationship with any other director or executive officer of the Company, nor with any person nominated or chosen to serve as a director or executive officer of the Company. Ms. Funk is not a director of any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company registered as an investment company under the Investment Company Act of 1940, as amended. No information is required to be disclosed with respect to Ms. Funk pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Gulling’s retirement and Ms. Funk’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In connection with the transition of these roles, the Company entered into new employment agreements with each of Mr. Gulling and Ms. Funk, as described in further detail below.

Transitional Employment Agreement with Mr. Gulling

On May 27, 2021, the Company entered into a transitional employment agreement with Mr. Gulling, effective as of June 1, 2021, to provide for the systematic succession and transition of his duties as Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank (the “Transition Agreement”). Upon the effective date, the Transition Agreement will supersede Mr. Gulling’s existing employment agreement.

The term of the Transition Agreement commences on June 1, 2021, and continues until Mr. Gulling’s anticipated retirement from all roles with the Company on December 31, 2022 (the “Employment Period”). Mr. Gulling will continue to serve in his current roles as Executive Vice President and Chief Financial Officer of West Bank until September 30, 2021, and as Executive Vice President, Treasurer and Chief Financial Officer of the Company until December 31, 2021, upon which dates he will retire from such roles. Between January 1, 2022 and December 31, 2022, Mr. Gulling will remain a non-executive, full-time employee of the Company to assist with the transition of his duties to Ms. Funk and, at the direction of the Company’s Chief Executive Officer, to serve in strategic roles and oversee the development of new bank facilities.

During the Employment Period, Mr. Gulling will continue to be appointed as a member of West Bank’s board of directors. Beginning on January 1, 2022, the Company will appoint Mr. Gulling to serve as a member of the Company’s board of directors, and nominate him for election to continue in such position, subject to approval by the Company’s stockholders, at the 2022 annual meeting. Mr. Gulling will not be compensated for service on the Company board or the West Bank board, as the case may be, during the Employment Period. To the extent Mr. Gulling serves on either board following the Employment Period, he would be entitled to compensation generally available to other directors, subject to proration to reflect the applicable periods of service.

Under the Transition Agreement, Mr. Gulling’s salary will remain $330,000 until March 31, 2022. As of April 1, July 1, and October 1 of 2022, the annual rate of Mr. Gulling’s salary will decrease by 25% of the rate in effect as of March 31, 2022. Mr. Gulling will be eligible to receive a performance-based annual incentive bonus for service during 2021, with threshold, target, and maximum opportunities equal to 20%, 40%, and 60%, respectively, of his annual base salary earned during 2021. During 2022, Mr. Gulling will be entitled to participate in the short- and long-term incentive plans as may be in effect for non-named executive officer key employees of the Company in the sole discretion of the Compensation Committee of the Company’s board of directors. Mr. Gulling will also be entitled to participate in the Company’s employee benefit plans and programs, except that he will not accrue any vacation during 2022.

The Transition Agreement also provides for severance benefits in the event of termination by the Company other than for cause or by Mr. Gulling for good reason, and enhanced severance benefits in the event of either type of termination within six months prior to or 12 months following a change in control of the Company. Severance will be based on 100% of the sum of the salary Mr. Gulling would have earned had he remained employed through the end of the Employment Period plus a full bonus for the year of termination (200% if in connection with a change in control). All severance benefits under the Transition Agreement are contingent upon Mr. Gulling's execution and non-revocation of a general release and waiver of claims against the Company and its affiliates. The Agreement includes a “clawback” provision should any severance payment require recapture under any applicable statute, law, regulation, or regulatory interpretation or guidance. The Transition Agreement contains terms prohibiting competition, solicitation, or disclosure adverse to the Company’s interests for one year after Mr. Gulling terminates from employment for any reason. The Transition Agreement may be terminated at will by either party.

The Transition Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Transition Agreement herein is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 10.1.

Employment Agreement with Ms. Funk

On May 27, 2021, the Company entered into an employment agreement with Ms. Funk in connection with her appointment as Executive Vice President, Treasurer and Chief Financial Officer of the Company (the “Employment Agreement”).

The term of the Employment Agreement commences on June 1, 2021 and continues until December 31, 2023 (the "Period"). The Period will be extended automatically for one additional year beginning on January 1, 2023 and on each January 1 thereafter unless and until terminated in accordance with the terms of the Employment Agreement. From the effective date through September 30, 2021, Ms. Funk will continue to serve in her current roles with the Company and West Bank. Ms. Funk will become Executive Vice President and Chief Financial Officer of West Bank on October 1, 2021, and Executive Vice President, Treasurer and Chief Financial Officer of the Company on January 1, 2022, in each case immediately following Mr. Gulling’s retirement from such roles.

Under the Employment Agreement, Ms. Funk will be paid $225,000 per year, provided that the rate of Ms. Funk’s salary will increase by $25,000 on each of October 1, 2021 and January 1, 2022, such that Ms. Funk will be paid $275,000 per year upon assuming her new roles with the Company. Ms. Funk will be eligible to receive a performance-based annual incentive bonus and such annual increases and equity compensation as may be awarded by the board of directors of the Company. Ms. Funk will also receive usual Company benefits and perquisites for senior executive officers. The Employment Agreement also provides for severance benefits in the event of termination by the Company other than for cause or by Ms. Funk for good reason, and enhanced severance benefits in the event of either type of termination within six months prior to or 24 months following a change in control of the Company. Severance will be based on 100% of the sum of Ms. Funk’s base salary plus 3-year average bonus (200% if in connection with a change in control). All severance benefits under the Employment Agreement are contingent upon Ms. Funk's execution and non-revocation of a general release and waiver of claims against the Company and its affiliates. The Employment Agreement includes a “clawback” provision should any severance payment require recapture under any applicable statute, law, regulation, or regulatory interpretation or guidance. The Employment Agreement contains terms prohibiting competition, solicitation, or disclosure adverse to the Company’s interests for one year after Ms. Funk terminates from employment for any reason (two years if in connection with a change in control). The Employment Agreement may be terminated at will by either party.

The Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The description of the Employment Agreement herein is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Transitional Employment Agreement dated May 27, 2021, between West Bancorporation, Inc. and Douglas R. Gulling.
10.2	Employment Agreement dated May 27, 2021, between West Bancorporation, Inc. and Jane M. Funk.
99.1	Press Release of West Bancorporation, Inc. dated May 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

May 27, 2021	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer